EXHIBIT 31(a)

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICARDO RODRIGUEZ as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Amendment No. 5 to Schedule 13D filed herewith and any or all amendments to said Schedule 13D, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment No. 5 to Schedule 13D has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                         TITLE                        DATE
        ---------                         -----                        ----

/s/ Raul Sotomayor             General Manager and Director
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Raul Sotomayor                  INVERSIONES SAN LUIS S.A.         April 28, 2004


/s/ Ricardo Rodriguez             President and Director
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Ricardo Rodriguez               INVERSIONES SAN LUIS S.A.         April 28, 2004